UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 4, 2022

Alnylam Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36407	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Henri A. Termeer Square Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ALNY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)

On January 4, 2022, Alnylam Pharmaceuticals, Inc. (the “Company”) announced that its Board of Directors (the “Board”) appointed Akshay K. Vaishnaw, M.D., Ph.D., the Company’s current President, Research and Development, as President effective January 1, 2022. As previously announced, Yvonne L. Greenstreet, MBChB, MBA, the Company’s former President and Chief Operating Officer, was appointed Chief Executive Officer effective January 1, 2022.

Dr. Vaishnaw, age 59, has served as the Company’s President, Research and Development since March 2018, was Executive Vice President of Research and Development from December 2014 to March 2018 and was Chief Medical Officer from June 2011 to December 2016. He served as Executive Vice President from June 2012 to December 2014 and prior to that as Senior Vice President from June 2011 to June 2012. He served as Senior Vice President, Clinical Research from December 2008 to June 2011, and prior to that served as Vice President, Clinical Research from the time he joined the Company in January 2006. From December 1998 through December 2005, Dr. Vaishnaw held various positions at Biogen Inc., a biopharmaceutical company, including Senior Director, Translational Medicine. Dr. Vaishnaw serves as a director of Editas Medicine, Inc. and Scholar Rock Holding Corporation.

Effective with his appointment as President, for the 2022 performance year, Dr. Vaishnaw will receive an annual base salary of $725,000 and will continue to have a target bonus of 60% of his base salary.

In connection with his appointment as President, the People, Culture and Compensation Committee of the Board approved the grant, effective as of December 31, 2021 (“Grant Date”), to Dr. Vaishnaw of non-qualified stock options having a Grant Date fair value of $2,000,000 as determined in accordance with Financial Accounting Standards Board, Accounting Standards Codification, Topic 718, of stock options granted under the Company’s equity plans. The stock options will have a ten-year term and an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the Grant Date. The stock option will vest over a four-year period with 25% of the award vesting on the first anniversary of the Grant Date and then an additional 6.25% of the award vesting at the end of each three-month period thereafter until the fourth anniversary of the Grant Date.

Item 7.01.	Regulation FD Disclosure

On January 4, 2022, the Company issued a press release announcing the promotion of Dr. Vaishnaw to President. A copy of this press release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated January 4, 2022 furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: January 4, 2022	By:	/s/ Jeffrey V. Poulton
Jeffrey V. Poulton Executive Vice President, Chief Financial Officer